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                                                                EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              FULCRUM DIRECT, INC.


                                    ARTICLE I
                                      NAME

    The name of the corporation is Fulcrum Direct, Inc. (the "Corporation").

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

                                   ARTICLE III
                                CORPORATE PURPOSE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV
                                  CAPITAL STOCK

                  The Corporation is hereby authorized to issue two classes of shares designated respectively "common shares" and "preferred shares." The total number of common shares that the corporation shall have the authority to issue is 25,000,000, all of which shares shall be $.01 par value. The total number of preferred shares shall have the authority to issue is 5,000,000, all of which shares shall be $.01 par value. Preferred shares shall be issued in series, and the Board of Directors of the Corporation (the "Board") is hereby authorized by resolution (a "Preferred Stock Designation"), subject to any limitation prescribed by law, to fix the number of shares of each such series, and to determine the voting power, designations, preferences, rights and qualifications, limitations and restrictions granted to or imposed on any wholly unissued series of such class of preferred shares. As to any such series, the Board may increase or decrease (but not below the
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number of such shares then outstanding) the number of shares of any such series subsequent to the issue of such shares of that series.

                                    ARTICLE V
                                    DIRECTORS

                  (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation. The number of directors who shall serve on the Board shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board, provided that in no event will the number of directors be fewer than three or greater than seven. The Board shall be divided into three classes as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. The Board shall, by resolution adopted by a majority of the Board, designate which class a particular director shall be a member of. The term of office of the first class shall expire at the 1998 annual meeting of stockholders, the term of office of the second class shall expire at the 1999 annual meeting of stockholders and the term of office of the third class shall expire at the 2000 annual meeting of stockholders. At each annual meeting of stockholders, commencing with the 1998 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified or until his/her earlier death, resignation or removal.

                  (2) Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible to serve as directors. Nominations of persons for election to the Board may be made at an annual meeting of stockholders (a) by or at the direction of the Board or (b) by or on behalf of a stockholder of the Corporation, or a duly authorized proxy for such stockholder, who is a stockholder of record at the time of giving notice provided for in this paragraph and who shall be entitled to vote for the election of directors at the meeting. Any nominations not made by or at the direction of the Board must be made pursuant to a notice in writing to the Secretary of the Corporation delivered or mailed to, and received at, the principal executive offices of the Corporation not fewer than 120 days or more than 150 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date such notice by the stockholder must be received at the principal executive offices of the Corporation prior to the close of business on the tenth day following the date on which notice of the meeting was first given or made to the stockholders generally; and further provided, however, that, notwithstanding the foregoing, with respect to the 1998 annual meeting of stockholders, such notice by the stockholder must be received at the principal executive offices of the Corporation prior to the close of business on the tenth day following the date on which notice of the meeting was first given or made to stockholders generally. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all


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information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named as a nominee and to serving as a director, if elected); and (b) as to the stockholder giving such notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder and represented by proxy and
(iii) a description of all arrangements and understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. If the Board shall determine, based on the facts, that a nomination was not made in accordance with the above procedures, the Chairman of the Board shall so declare to the meeting and the defective nomination shall be disregarded.

                  (3) Unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of a stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board shall shorten the term of any incumbent director.

                  (4) Any director may be removed for "Cause" at any time by the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote at a special meeting of stockholders called for that purpose and the vacancies thus created may be filled at that same meeting by the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote at such meeting pursuant to the provisions of Section 2 of this Article V. For purposes of this Certificate of Incorporation "Cause" shall mean the conviction of a felony involving the affairs of the Corporation. No Director may be removed without cause, except by vote of a majority of the Board.

                  (5) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  (6) Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote in the election of directors, following adoption of any such amendment, and submission for a vote, by a majority of the Board, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
Article V.


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                                   ARTICLE VI
                               SHAREHOLDER ACTIONS

                  Any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders and special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or by the Board pursuant to a resolution adopted by a majority of the Board. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who complies with the requirements of this Article VI and as shall otherwise be proper subjects for stockholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days prior to the scheduled meeting date, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, if less than 120 days' notice or prior public disclosure of the scheduled meeting date is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such notice and
(iv) any financial interest of the stockholder in such proposal. The presiding officer of the annual meeting shall determine whether the requirements of this
Article VI have been met with respect to any stockholder proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article VI, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66-2/3 percent of the shares entitled to vote in the election of directors, following adoption of any such amendment, and submission for a vote, by a majority of the Board, shall be required to amend or repeal, or adopt any provisions inconsistent with this
Article VI.



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                                   ARTICLE VII
                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

                  (1) To the fullest extent permitted by the General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened (or anticipated) to be made a party to any anticipated, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

                  (2) To the fullest extent permitted by the General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened (or anticipated) to be made a party to any anticipated, threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this
Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith.


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                  (4) Any indemnification under Sections (1) and (2) of this
Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard conduct set forth in such Sections (1) and (2). Such determination shall be made by the Board, in good faith.

                  (5) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officers to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation authorized in this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

                  (6) The indemnification and advancement of expenses provided by or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him/her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 174 of the General Corporation Law.

                  (8) For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this Article VII with respect to the resulting or surviving corporation as he/she would have with respect to such constituent corporation if its separate existence had continued.


                  (9) For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes


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duties on, or involves service by such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he/she reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

                  (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                                     BY-LAWS

                  The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend or repeal the By-laws of the Corporation by a vote of not fewer than 66-2/3% of such shares, and, except as otherwise provided by law, the Board shall have the power to adopt, amend or repeal the By-laws by a vote of not fewer than a majority of the entire Board. However, any By-law adopted by the stockholders may not be amended or repealed by a vote of the Board.

                                   ARTICLE IX
                                 REORGANIZATION

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders of any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors of class of creditors, and/or of the stockholders of class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors of class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



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                                    ARTICLE X
                                    AMENDMENT

                  The Corporation reserves the right to amend, alter, restate, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

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